STOCK PURCHASE AGREEMENT

                                  by and among

                    REPUBLIC SECURITY FINANCIAL CORPORATION,

                  REPUBLIC SECURITY BANK, FEDERAL SAVINGS BANK,

                                       and

                     ALL OF THE SHAREHOLDERS OF BANYAN BANK

                                SEPTEMBER 7, 1995





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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
THE PURCHASE
      1.1      Agreement to Purchase.........................................  1
      1.2      Shares Escrow.................................................  3
      1.3      Representation of Sellers.....................................  3
      1.4      Cash Amount...................................................  3
      1.5      The Closing...................................................  4

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
      2.1      Corporate Organization........................................  5
      2.2      Capitalization; Stock Ownership...............................  5
      2.3      Investments; No Subsidiary....................................  5
      2.4      Authorization and Enforceability; No Violation................  6
      2.5      Financial Statements..........................................  6
      2.6      Loan Portfolio................................................  7
      2.7      Deposits......................................................  7
      2.8      No Undisclosed Liabilities, Etc...............................  7
      2.9      Absence of Certain Changes....................................  7
      2.10     Real Properties...............................................  9
      2.11     Taxes and Fees................................................  9
      2.12     Contracts..................................................... 10
      2.13     Litigation.................................................... 11
      2.14     Compliance with Laws and Regulations.......................... 11
      2.15     Employment Benefit Plans and Arrangements; Labor
               Matters....................................................... 12
      2.16     Accounting Practices.......................................... 13
      2.17     Minute Books.................................................. 13
      2.18     Insurance..................................................... 13
      2.19     Agreements with Regulators.................................... 13
      2.20     Environmental................................................. 14
      2.21     Community Reinvestment Act.................................... 14
      2.22     Transactions with Insiders.................................... 14
      2.23     Fidelity Bond................................................. 14
      2.24     Brokers....................................................... 14
      2.25     No Untrue Statements.......................................... 14

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RSFC AND REPUBLIC
      3.1      Corporate Organization........................................ 15
      3.2      Authorization and Enforceability; No Violation................ 15
      3.3      Corporate Organization........................................ 15
      3.4      Authorization and Enforceability; No Violation................ 16
      3.5      Brokers....................................................... 16
      3.6      No Takeover Activity.......................................... 16
      3.7      No Untrue Statements.......................................... 16


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ARTICLE IV
COVENANTS OF SELLERS
      4.1      Access, Information and Documents............................. 17
      4.2      No Other Transactions......................................... 17
      4.3      Conduct of Business Prior to the Closing...................... 18
      4.4      Negative Covenants............................................ 18
      4.5      Current Information........................................... 20
      4.6      Cooperation with Republic..................................... 20
      4.7      Future Financial Statements................................... 20
      4.8      Observer at Meetings.......................................... 20

ARTICLE V
COVENANTS OF REPUBLIC
      5.1      Pursuit of Approvals.......................................... 21
      5.2      Public Offering............................................... 21

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF REPUBLIC AND SELLERS
      6.1      Government Approvals.......................................... 21
      6.2      No Litigation................................................. 22
      6.3      Authority to Close............................................ 22

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF REPUBLIC
      7.1      Representations, Warranties and Covenants..................... 23
      7.2      Material Change............................................... 23
      7.3      Financial Conditions.......................................... 23
      7.4      100% Purchase................................................. 23
      7.5      Public Offering............................................... 23
      7.6      Accountants' Comfort Letter................................... 23
      7.7      Opinion of Counsel............................................ 24
      7.8      Officers' Certificates........................................ 25
      7.9      Consents...................................................... 25

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
      8.1      Termination by Mutual Consent................................. 25
      8.2      Termination by Sellers........................................ 25
      8.3      Termination by Republic....................................... 26
      8.4      Effect of Termination......................................... 26
      8.5      Extension or Waiver........................................... 27

ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
      9.1      Survival of Representations and Warranties.................... 27
      9.2      Indemnification by the Principals............................. 27
      9.3      Indemnification by RSFC and Republic.......................... 28
      9.4      Claims Procedure.............................................. 28
      9.5      Limitations on Indemnification................................ 29


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ARTICLE X
MISCELLANEOUS
      10.1      Sellers Deposit Relationship................................. 30
      10.2      Release of Martin J. Hasey................................... 30
      10.3      Expenses..................................................... 30
      10.4      Legal Fees................................................... 30
      10.5      Entire Agreement; Amendment; Waiver.......................... 30
      10.6      Notices...................................................... 31
      10.7      Rights Under this Agreement; Nonassignability................ 32
      10.8      Form of This Agreement....................................... 32
      10.9      Governing Law................................................ 32
      10.10     Public Announcements......................................... 32
      10.11     Counterparts................................................. 32


      Schedules

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                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (the "Agreement") is made and entered into as of September 7, 1995, by and among REPUBLIC SECURITY FINANCIAL CORPORATION, a Florida corporation ("RSFC"), REPUBLIC SECURITY BANK, FEDERAL SAVINGS BANK, a federal stock savings bank ("Republic"), and all of the shareholders of Banyan Bank ("Sellers").

                                    RECITALS

                  WHEREAS, each of the Sellers owns the number of shares of $6.00 par value common stock of Banyan Bank, a Florida state bank ("Banyan"), set forth opposite the Seller's name in Section 1.1 of this Agreement, and such shares constitute all of the issued and outstanding shares of common stock of Banyan (the "Shares"); and

                  WHEREAS, Republic desires to purchase, and the Sellers desire to sell, the Shares upon the terms and conditions set forth herein; and

                  WHEREAS, Republic is willing to enter into this Agreement only on the condition that Martin J. Hasey and William J. Hasey (the "Principals"), as owners of 64,065 Shares and 114,800 Shares, respectively, enter into this Agreement to agree to maintain deposit relationships with Republic after the Purchase and to indemnify Republic in the manner provided herein;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties do represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

                  1.1 AGREEMENT TO PURCHASE. At the Closing (hereinafter defined), Republic agrees to purchase, and each of the Sellers agrees to sell (the "Purchase"), the number of Shares set forth opposite the Seller's name below for the cash purchase per share price equal to the "Cash Amount":

                                                                         NUMBER
         SELLER                                                        OF SHARES
         ------                                                        ---------
Martin J. Hasey                                                           57,643

William J. Hasey, Trustee                                                114,800
U/D/T/ dated December 30, 1989




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J. Patrick Lynch and                                                       2,500
Patricia K. Lynch

J. Patrick Lynch IRA                                                       2,000

Colleen Hasey                                                              1,100

Robert Fredrikson                                                          2,500

William J. Hasey, Jr.                                                     52,643

Martin J. Hasey or                                                         6,422
Catherine Hasey

Regina M. Hasey, Trustee                                                  76,800
U/D/T/ dated December 30, 1989

Martin J. Hasey Trust for the                                              7,326
Benefit of Ryan M. Hasey

Martin J. Hasey Trust for the                                              7,326
Benefit of Patrick M. Hasey

Martin J. Hasey Trust for the                                              7,326
Benefit of Michael P. Hasey

Martin J. Hasey Trust for the                                              7,326
Benefit of William J. Hasey

Robert Fredrikson or                                                      31,257
Jean Fredrikson

Jean Fredrikson Trustee,                                                   3,126
Sharlene M. Fredrikson, UTAD 12/78

Jean Fredrikson Trustee,                                                   3,126
Deborah J. Fredrikson, UTAD 12/78

Jean Fredrikson Trustee,                                                   3,126
Lyn M. Fredrikson, UTAD 12/78

James V. Fazioli                                                           4,226

Marilyn Fazioli Custodian for                                              4,226
Robert A. Fazioli

Marilyn Fazioli Custodian for                                              4,226
Laura J. Fazioli

James C. or Marilyn Fazioli                                                3,126

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William J. Hasey, Jr.,                                                     4,226
Trustee for Christine Hasey

William J. Hasey, Jr.,                                                     3,126
Trustee for Colleen Hasey

Catherine L. Seydell Trust                                                17,628

Catherine L. Seydell                                                       4,226
Trustee for William J. Seydell

Catherine L. Seydell                                                       4,226
Trustee for Sandra Ann Seydell

Jean Fredrikson Trustee,                                                   1,100
Sharlene M. Fredrikson, UTAD 12/89

Jean Fredrikson Trustee,                                                   1,100
Deborah J. Fredrikson, UTAD 12/89

Jean Fredrikson Trustee,                                                   1,100
Lyn M. Fredrikson, UTAD 12/89

Jean Fredrikson                                                            2,000

Marilyn Fazioli                                                            2,000

                  1.2 SHARES ESCROW. Within 30 days of the date of this Agreement, each Seller agrees to deliver to Martin J. Hasey ("Hasey") all of the stock certificates representing the Seller's shares together with stock powers (in the form of Schedule 1.2 hereof) duly endorsed by the Seller to transfer the Shares. Hasey hereby agrees to deliver the stock certificates and stock powers to Republic at the Closing against receipt of bank checks in the amount of the "Cash Amount" payable to each Seller. In the event that this Agreement terminates in accordance with its terms prior to the Closing, Hasey agrees to return each such stock certificate and stock power to its respective owner.

                  1.3 REPRESENTATION OF SELLERS. Each Seller hereby represents and warrants to Republic that his or her shares are duly owned by the Seller are now, and at the Closing will be, free and clear of any and all liens, security interests or encumbrances of any kind or nature and that the Shares may be sold and transferred to Republic without restriction.

                  1.4 CASH AMOUNT. The "Cash Amount" shall be equal to the Total Consideration divided by the number of shares of Banyan
Common Stock issued and outstanding at the Closing.  The "Total
Consideration" shall be equal to 207% of the first $4,600,000 of

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Tangible Equity of Banyan, plus 100% of any Tangible Equity in excess of
$4,600,000, as of the calendar month ended immediately prior to the Closing Date. "Tangible Equity" shall have the meaning set forth in 12 C.F.R. ss.325.2(s), provided that all expenses of the transactions contemplated by this Agreement, including, without limitation, counsel and accountants' fees, shall be paid prior to such calendar month ended prior to the Closing Date and proof of payment shall be delivered at the Closing. Schedule 1.4 attached hereto sets forth an example of a determination of Total Consideration. The parties agree that Schedule 1.4 is as of June 30, 1995 (not the month prior to Closing), is solely for example purposes and is not based on amounts which any party has verified.

                  Sellers agree to cause Banyan, on or before the seventh day of the month in which the Closing is to occur, to deliver to Republic Banyan's unaudited statements of financial condition and operation as of and for the period ended on the calendar month ended immediately prior thereto. In the event that Banyan so delivers such financial statements and Republic fails to close the Purchase on or before seven days after such delivery, then the Total Consideration shall be increased by an amount equal to the "Per Diem." The "Per Diem" shall mean the amount equal to simple interest on the amount of total consideration, determined as of such calendar month end, from the date of such month end to the Closing Date at the rate per annum equal to the 30-day Commercial Paper rate (high-grade unsecured notes sold through dealers by major corporations) as published in THE WALL STREET JOURNAL for the last banking day of such calendar month. In the event (i) Banyan so delivers such financial statements and Republic closes the Purchase on or before seven days after such delivery or (ii) Banyan fails to deliver such financials within such first seven days of the month, then no Per Diem will be added to the Total Consideration.

                  1.5 THE CLOSING. The closing of the transactions described herein (the "Closing") shall take place at the offices of Republic, 4400 Congress Avenue, West Palm Beach, Florida, at 10:00 a.m., local time, on the date determined by Republic after January 1, 1996, not more than 30 days after the calendar month end first occurring after the later of (i) the date of the letter of preliminary approval of the applicable regulatory authority approving a merger of Banyan into Republic immediately after the Closing (the "Merger"),
(ii) the date of the closing of the underwritten public offering referred to in
Section 5.2 hereof to be made by RSFC or (iii) such later date on which all conditions precedent to such Closing contained in Articles VI and VII hereof have been satisfied or duly waived; or at such other date, time and place as the parties shall agree, but in no event later than February 29, 1996. In the event the Closing fails to take place prior to March 1, 1996 solely because of a failure to obtain

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regulatory approval of the Merger, the parties agree that this Agreement is not terminable as provided in Sections 8.2 and 8.3 hereof until after midnight March 31, 1996. The term "Closing Date" shall mean the date on which the Closing takes place.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS

                  "Material" as used in this Article II shall mean an effect with a value of at least $50,000.

                  The Principals hereby represent and warrant to RSFC and Republic, to the best of their knowledge, as follows:

                  2.1 CORPORATE ORGANIZATION. Banyan is a Florida chartered state bank, duly organized and validly existing under the laws of the United States and in good standing with the State of Florida and the Federal Deposit Insurance Corporation (the "FDIC"). Banyan has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. Banyan's deposit accounts are duly insured by the FDIC to the maximum extent permitted under applicable law. Banyan has delivered to Republic complete and correct copies of Banyan's Articles of Incorporation and Bylaws, as amended to date, which are in full force and effect on the date hereof.

                  2.2 CAPITALIZATION; STOCK OWNERSHIP. As of the date hereof, the authorized capital stock of Banyan consists of 600,000 shares of common stock, par value $6.00 per share, of which 442,883 shares are issued and outstanding (none of which are held by Banyan as treasury stock). All of the issued and outstanding shares of Banyan Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them were issued in violation of any preemptive or other right. Except as described on
Schedule 2.2 hereof, Banyan is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock of Banyan or any other security exercisable or convertible into any capital stock of Banyan. All such options or other items shown on Schedule 2.2 shall be terminated prior to Closing without any expense to Banyan.

                  2.3 INVESTMENTS; NO SUBSIDIARY. Banyan does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization.

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                  2.4 AUTHORIZATION AND ENFORCEABILITY; NO VIOLATION. This
Agreement is a legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except as enforceability may be limited by regulatory authorities having jurisdiction or by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. Except for required regulatory approvals, the execution, delivery and performance of this Agreement do not, and the consummation of the Purchase and the Merger will not,
(a) violate or conflict with the Articles of Incorporation or Bylaws of Banyan,
(b) require any third-party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which Banyan is a party or by which it is bound or to which any of its property or asset is subject, (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require Banyan to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to Banyan or any of the properties or assets of Banyan, (d) cause any acceleration of maturity of any note, instrument or other obligation to which Banyan is a party or by which either is bound or with respect to which it is an obligor or guarantor, or (e) result in the creation or imposition of any lien, pledge, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right, including any right of termination or cancellation, in or with respect to any of the business, operations, properties, assets, agreements or contracts of Banyan.

                  2.5 FINANCIAL STATEMENTS. Banyan has delivered to Republic copies of its audited statements of financial condition as of December 31, 1992, 1993 and 1994, and statements of changes in shareholders' equity, statements of cash flows and statements of operations for each of the years then ended, together with supporting schedules and notes thereto, audited by McGladrey & Pullen, certified public accountants, and its unaudited statements of financial condition as of June 30, 1995 and statements of operations for the six-month period then ended (such statements as of and for the period ended June 30, 1995 are hereinafter referred to as the "Interim Statements"). All of the aforementioned financial statements, including, without limitation, the allowance for loan losses, (and the Future Financial Statements, to be delivered to RSFC in accordance with Section 4.7 hereof), are (or

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will be) true, correct and complete in all material respects and present (or will present) the financial position and results of operations of Banyan as of the respective dates of such financial statements and for the respective periods then ended in conformity with GAAP, consistently applied throughout the periods involved.

                  2.6 LOAN PORTFOLIO. With respect to each loan owned by Banyan in whole or in part (each, a "Loan"), except as described on
Schedule 2.6 hereto:

                  (a) neither Banyan nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (b) Banyan is the sole holder of legal and beneficial title to each Loan (or Banyan's applicable participation interest, as applicable);

                  (c) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (d) each Loan secured by a mortgage on residential property (except for construction loans) was originated by a bank, thrift or other HUD-approved lender.

                  2.7 DEPOSITS. None of the deposits of Banyan is a "brokered" deposit.

                  2.8 NO UNDISCLOSED LIABILITIES, ETC. Since December 31, 1994 (except for the transactions contemplated by this Agreement), Banyan has not incurred or become aware of any liability or obligation (absolute, accrued, contingent or otherwise) of any nature which should properly have been reflected or reserved for in the Interim Statements and were not so reflected and reserved.

                  2.9 ABSENCE OF CERTAIN CHANGES. Except as described on
Schedule 2.9 and/or as reflected in the Interim Statements, since December 31, 1994 (except for the transactions contemplated by this Agreement), Banyan has not:

                  (a) had any change in financial condition, properties, business or operations which would have a material adverse effect;

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                  (b)      suffered any damage, destruction or loss of physical
         property or assets (whether or not covered by insurance), in the aggregate in excess of $10,000 in value;

                  (c) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any of its capital stock;

                  (d) incurred or agreed to incur any material indebted-ness for borrowed money, other than in the ordinary course of business;

                  (e) made or obligated itself to make any capital expenditure in excess of $25,000 in the aggregate;

                  (f) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of its material properties or assets, other than in the ordinary course of business;

                  (g) declared, set aside or paid any dividend (whether in cash, property or stock) with respect to any of its capital stock, or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any of its capital stock;

                  (h) increased the compensation or bonuses or special compensation of any kind of any of its directors, officers, employees or agents over the rate being paid to them on July 31, 1995, other than in the ordinary course of business, or adopted or increased any benefits under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such director, officer, employee or agent;

                  (i) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, other than in the ordinary course of business;

                  (j) made any material change in its accounting methods or practices with respect to its financial condition, properties, business or operations;

                  (k) repaid any outstanding loans, other than repayments in the ordinary course of business;

                  (l) entered into any other material transaction not in the ordinary course of business;

                  (m) become aware of the need to make additional specific provisions for reserves for loan losses which would have a

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         material adverse effect on its financial condition, proper-
         ties, business or operations;

                  (n) hired any new officers, other than in the ordinary course of business, consistent with past practice; and

                  (o) entered into any real estate or equipment lease, requiring aggregate rental payments in excess of $10,000;

                  2.10 REAL PROPERTIES. Schedule 2.10 hereto describes all real estate owned or leased by Banyan, exclusive of "other real estate owned" acquired by Banyan as a result of foreclosure or "deed in lieu" settlements and held by Banyan for resale. All such real property, if owned by Banyan, is owned under good, clear and marketable title, free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (i) statutory liens securing payments not yet due, (ii) liens which are incurred in the ordinary course of its business and (iii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially impair business operations at such property. Banyan is the lessee of all leasehold estates described in Schedule 2.10 and is in possession of the properties purported to be leased thereunder and each such lease is valid, without default thereunder by the lessee or the lessor. True and complete copies of all leases listed in Schedule 2.10 have been delivered by Banyan to RSFC.

                  2.11 TAXES AND FEES. All tax, fee and information returns or forms (each a "return") required to have been filed prior to the date of this Agreement by Banyan with respect to the business, operations, properties, assets or liabilities of Banyan, including, without limitation, information and other returns for customers and depositors, with any governmental agency, board, bureau, body, department, authority or municipality of the United States, any state thereof, or any other jurisdiction have been duly and timely filed (including within extension periods permitted by IRS regulations), and each such return in all material respects correctly reflects, as applicable, the income, sales, excise, capital, place of business, franchise, fuel, custom or other tax or fee liability and all other information required to be reported thereon, and all such taxes or fees shown as due on such returns have been paid or accrued other than taxes or fees described on Schedule 2.11 hereto which are being contested and which have not been finally determined. Except as set forth on
Schedule 2.11 hereto, there is no issue relating to any such return that, if determined adversely to Banyan, would result in the assertion of any material deficiency for any tax or fee or interest or penalties in connection therewith, and no facts or circumstances exist as of the date hereof which could give rise to any such issue. The provisions for taxes due by Banyan in the Interim Statements are sufficient for all unpaid taxes, whether or not disputed, for the

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period then ended and all prior periods for which tax returns are not yet required to be filed. Except as set forth on Schedule 2.11 hereto, Banyan has not (a) entered into any agreement, waiver or other arrangement with respect to any extension of time for the filing of any tax return, the payment of any tax, the period during which any tax authorities may assess or reassess any amounts or the running of any statute of limitations, or with respect to any tax issues relating to or which may materially affect its financial condition, properties, business or operations or (b) since December 31, 1994, incurred any tax liability as a result of any transaction relating to its financial condition, properties, business or operations that was not fully reflected or reserved against in the Interim Statements other than tax accruals in the ordinary course of business. The federal income tax returns of Banyan have never been audited. Except as set forth on Schedule 2.11 hereto, there are no actions, suits, proceedings, investigations or claims now pending or threatened against Banyan in respect of any material taxes, assessments, fees or any matters under discussion with any governmental authority relating to any material taxes, assessments, or fees, relating to its business, operations, properties, assets or liabilities. Banyan has collected or withheld from each payment made to any of its current or former customers, depositors, shareholders, officers, creditors, employees and other persons the amount of all material taxes, including but not limited to income taxes and "backup" withholding, required to be collected or withheld therefrom, and, to the extent required, have paid the same to the proper tax or other receiving authority within the time required under any applicable requirements.

                  2.12 CONTRACTS. Except as set forth on Schedule 2.12 hereto, Banyan is not a party to any written or oral:

                  (a) contract or agreement, other than contracts or agreements made in the ordinary course of business, involving more than $10,000;

                  (b) contract or agreement with any governmental authority, other than contracts or agreements made in the ordinary course of business;

                  (c) contract or agreement providing for the settlement of any material action, suit, proceeding or investigation involving Banyan;

                  (d) employment or consulting agreement of any kind with any officer, director, employee or consultant, or any policy, program, agreement or understanding (whether or not in the form of an agreement) obligating Banyan to pay any amount to any officer or employee on account of severance or termination of employment;

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                  (e)      contract or collective bargaining agreement with any
         labor union or representative of its employees; or

                  (f) contract or agreement which is material to its financial condition, properties, business or operations.

Except as set forth in Schedule 2.12 hereto, each contract or other agreement to which Banyan is a party is in full force and effect and is valid and enforceable by Banyan in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity. Neither Banyan nor any other party is in default in any material respect in the observance or the performance of any term or obligation to be performed by it under any such contract or other agreement. Banyan has delivered or made available to Republic true and complete copies of all contracts and agreements referred to in clauses (a) through (e) above, and any agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person.

                  2.13 LITIGATION. Except as set forth in Schedule 2.13 hereto and except for actions in which Banyan is the plaintiff where the amount in controversy is less than $10,000, there are no actions, suits, proceedings or investigations before any court or administrative authority in the United States, any state thereof, or any other jurisdiction, of any kind now pending or threatened or any facts or circumstances which could give rise to, any such action, suit, proceeding or investigation, involving Banyan or any of its businesses, operations, properties, assets or liabilities. There is no arbitration proceeding involving Banyan which is pending or threatened under any collective bargaining agreement. Except as set forth in Schedule 2.13 hereto, neither Banyan nor any of its properties, assets or liabilities, is subject to any judicial or administrative judgment, order, decree or restraint which adversely affects its business, operations or financial condition.

                  2.14 COMPLIANCE WITH LAWS AND REGULATIONS. The business and operations of Banyan have been and are in all material respects conducted in accordance with all applicable laws, rules and regulations (including, without limitation, the Equal Credit Opportunity Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Community Reinvestment Act and the Real Estate Settlement Procedures Act), and Banyan is not subject to or being threatened with, any material fine, penalty, liability or legal disability to its business as the result of its failure to comply with any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it. Banyan has filed all reports and maintained all records required to be filed or maintained during the past five fiscal years and the current fiscal year under applicable rules and regulations of the FDIC and the State of Florida. Each such filing contains the information required to be stated therein and such information was true and correct in all material respects as of the time such report was filed.

                  2.15     EMPLOYMENT BENEFIT PLANS AND ARRANGEMENTS; LABOR
                           MATTERS.

                  (a) Schedule 2.15 hereto lists all employee benefits plans, contracts, programs or arrangements, including but not limited to pension, profit-sharing, stock option, stock bonus, deferred compensation, supplemental retirement, severance, health care, hospitalization, medical, dental, disability, life insurance and salary continuation, which are currently maintained, contributed to or required to be contributed to by Banyan or which otherwise cover or provide benefits to any employee or former employee of Banyan or any beneficiary thereof (collectively, the "Plans"). Banyan has delivered to RSFC true and complete copies of all of the Plans and all documents relating thereto, including, but not limited to, summary plan descriptions, annual reports (IRS Form 5500 Series), actuarial reports, and accountant or trustee reports, if any, and such reports are accurate in all material respects and there has been no material change in the financial or funding status of any such Plan since the dates of the most recent of such reports. Each Plan has been maintained and administered in all material respects in accordance with its terms and with all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and in a manner which will not result in any material charge or assessment against or liability of Banyan. Except as set forth on Schedule 2.15 hereto, any Plan that is intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred since the date of such determination that could adversely affect such qualification. The fair market value of the assets of each Plan that is subject to Title IV equals or exceeds the present value of all benefit liabilities (as defined in Title IV of ERISA) under the Plan, with such present value being determined by application of the actuarial methods and assumptions applied by the Plan's enrolled actuary at the most recent annual valuation of the Plan. Banyan has not engaged in any transaction which may result in imposition on it of any material excise tax under Sections 4971 through 4980, inclusive, of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued, and, in either case are fully reflected in the Interim Statements. There does not exist any accumulated material funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, with respect to any Plan. There are no circumstances pursuant to which Banyan could be liable to the Pension Benefit Guaranty Corporation or a multi-employer plan (as defined in Section 3(37) of ERISA) with respect to any plan not listed on Schedule 2.15. Except as set forth in Schedule 2.15 hereto, no Plan provides hospital, medical or health care benefits (other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of 1986) or any life insurance or death benefit protection (other than under a Plan that qualifies under Section 401(a) of the Code) to any retired employees.

                  (b) As of the date hereof, no association of employees has petitioned or applied for labor union certification with respect to all or any part of the business or operations of Banyan nor is there any organized campaign to obtain any such certification and there have been no negotiations with any labor union or association of employees with respect to any future or amended agreements by Banyan involving its business or operations and Banyan has not made or received any offers or proposals with respect thereto.

                  2.16 ACCOUNTING PRACTICES. The books, records and accounts maintained by Banyan accurately and fairly reflect in reasonable detail its businesses, operations, properties, assets and liabilities, and Banyan maintains internal accounting controls that provide reasonable assurances that transactions are executed only with management's authorization and transactions are recorded as necessary to permit preparation of accurate financial statements and to maintain accountability for its properties and assets.

                  2.17 MINUTE BOOKS. The minute books of Banyan are in all material respects complete and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors and Banyan has made available to Republic for inspection the originals thereof or delivered true copies thereof.

                  2.18 INSURANCE. All of the insurance policies in force on the date hereof insuring Banyan, and its assets, business, employees, officers and directors, are described in Schedule 2.18 hereto. Banyan has delivered or made available to Republic true and complete copies of all such policies.

                  2.19 AGREEMENTS WITH REGULATORS. Banyan is not currently a party to any written agreement or memorandum of understanding with, nor a party to any commitment letter or similar undertaking to, nor subject to any order or directive by, nor a recipient of any extraordinary supervisory letter from, the Federal Reserve, the

FDIC or the State of Florida which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management. Banyan has not been advised by the Federal Reserve, the FDIC or the State of Florida that it is contemplating issuing or requesting any such agreement, memorandum, commitment, understanding, order or supervisory letter.

                  2.20 ENVIRONMENTAL. Banyan is not (i) in violation of any law, regulation, order, permit, license or decree regulating emissions into the environment and the proper disposal of wastes, petroleum products or other materials; or (ii) liable or responsible for any cleanup, fines, liability or expense arising under any environmental law, regulation or order as a result of the disposal of wastes, petroleum products or other materials in or on its property (whether owned or leased or in which either has acquired an interest by way of mortgage or foreclosure) by it, its predecessors in title, or any other person, or in or on any other property, including property no longer owned, leased or used by it. There are no asbestos or petroleum products or any hazardous or waste material of any kind located under, on or in the property (owned or leased) of Banyan, and such property has never been used for the handling, treatment, storage or disposal of any petroleum products or any hazardous or toxic substances as defined under any applicable state or federal law.

                  2.21     COMMUNITY REINVESTMENT ACT.  Except as set forth on
Schedule 2.21, Banyan has complied in all material respects with its obligations under the Community Reinvestment Act.

                  2.22 TRANSACTIONS WITH INSIDERS. Except as set forth on
Schedule 2.22, all of the loans, transactions, agreements and dealings between Banyan and any "Insider", as defined in Regulation O, comply in all respects with the provisions of Regulation O.

                  2.23 FIDELITY BOND. Banyan has obtained all fidelity bonds that are required by law or regulation. All such fidelity bonds are currently in force and Banyan has no reason to anticipate that the issuers thereof will fail to renew them or plan to revoke and/or cancel them.

                  2.24 BROKERS. Neither Banyan nor any director, officer, employee, agent or other representative of Banyan has paid or is obligated to pay to any party any finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement.

                  2.25 NO UNTRUE STATEMENTS. No statement by Banyan contained in this Agreement or any of the Schedules hereto or documents referred to herein contains or will contain any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF RSFC AND REPUBLIC

                  RSFC and Republic hereby represent and warrant to the Sellers as follows:

                  3.1 CORPORATE ORGANIZATION. RSFC is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida. RSFC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. RSFC is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates.

                  3.2 AUTHORIZATION AND ENFORCEABILITY; NO VIOLATION. RSFC's Board of Directors has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a legal, valid and binding obligation of RSFC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of RSFC,
(b) require any third party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which RSFC is a party or by which RSFC is bound or to which any property or asset of RSFC is subject, or (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require RSFC to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to Republic or any of the properties or assets of RSFC.

                  3.3 CORPORATE ORGANIZATION. Republic is a federal stock savings bank, duly organized and validly existing under the laws of the United States and in good standing with the OTS and the FDIC.

Republic has applied to convert to become a Florida chartered state bank and, on the Closing Date, may be either a federal stock savings bank or a Florida chartered state bank. Republic has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. Republic is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates.

                  3.4 AUTHORIZATION AND ENFORCEABILITY; NO VIOLATION. Republic's Board of Directors has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a legal, valid and binding obligation of Republic, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any provision of the Charter or Bylaws of Republic, (b) require any third party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which Republic is a party or by which Republic is bound or to which any property or asset of Republic is subject, or (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require Republic to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to Republic or any of the properties or assets of Republic.

                  3.5 BROKERS. Neither RSFC nor Republic, nor any director, officer, employee, agent or other representative of RSFC or Republic, has paid or is obligated to pay to any party any finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement.

                  3.6 NO TAKEOVER ACTIVITY. Neither RSFC nor Republic are engaged in any discussions or negotiations which could result in a merger with or acquisition of RSFC or Republic.

                  3.7 NO UNTRUE STATEMENTS. No statement by RSFC or Republic contained in this Agreement or any of the Schedules hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                              COVENANTS OF SELLERS

                  4.1 ACCESS, INFORMATION AND DOCUMENTS. Prior to the date hereof, Republic has conducted preliminary due diligence with respect to Banyan. From the date hereof until the Closing, Sellers will cause Banyan to give, and will cause its directors, officers, employees, agents and other representatives to give, to Republic and to its agents and representatives (including, but not limited to, its accountants and counsel) reasonable access to any and all of its properties, assets, books, records and other documents, to enable Republic to make such audit, examination and investigation of the business, operations, properties, assets, liabilities, books, records and other documents of Banyan as Republic may determine, and will furnish, and will cause its and its directors, officers, employees, agents and other representatives to furnish, to Republic such information and copies of such documents and records as Republic shall request, including without limitation files relating to loans originated or purchased, investments, leases, contracts, employment records and benefit plans, minutes of the proceedings of the Board of Directors and any committees thereof, minutes of shareholders' meetings, legal proceedings, examination reports, correspondence with regulatory authorities and correspondence with independent auditors. As part of such examination, Republic may make such reasonable inquiries of such persons having professional relationships with Banyan as Republic shall determine, and Banyan will authorize, and will cause its directors, officers, employees, agents and other representatives to authorize, such persons to respond to each inquiry and to cooperate fully with Republic in connection therewith.

                  RSFC and Republic agree to keep confidential and not to disclose to any persons, except its officers, directors, accountants and legal counsel and as may otherwise be required by law, all confidential information provided to it by Banyan in connection with the foregoing examination of Banyan.

                  4.2 NO OTHER TRANSACTIONS. Except and only to the extent required by fiduciary obligations, no Seller shall, nor shall Seller permit any of its directors, officers, employees, representatives, agents or other persons controlled by Banyan to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Republic) concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Banyan.

                  4.3 CONDUCT OF BUSINESS PRIOR TO THE CLOSING. During the period from the date of this Agreement to the Closing, Sellers shall cause Banyan to (i) maintain its existence and good standing under the laws of its organization, and (ii) conduct its business and engage in transactions only in the ordinary course and consistent with its past prudent banking practices. In addition, Sellers agrees to cause Banyan from the date hereof to the Closing, except as permitted or required by this Agreement, not to take any action that would result in any of the representations or warranties contained in this Agreement not being true and correct in any material respect at the Closing. Sellers agree to cause Banyan to confer with Republic upon the request of Republic and advise Republic regarding all material (as defined in Article II hereof) adverse developments, transactions and proposals relating to its financial condition, properties, business or operations, and cause its directors, officers, employees, agents and other representatives to disclose to Republic any and all material changes in, or events which materially and adversely affect, its financial condition, properties, business or operations.

                  4.4 NEGATIVE COVENANTS. From the date hereof to the Closing, except as permitted or required by this Agreement (or as described on Schedule
4.4 hereof with respect to the loans or real estate owned described therein), Sellers shall not permit Banyan, without the prior consent of Republic to:

                  (a) change any provision of its Articles of Incorporation or Bylaws, or take any other action with respect thereto;

                  (b) change the number of shares of its issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of such capital stock;

                  (c)      hire any officer;

                  (d) grant any severance or termination pay (which is payable after the calendar month end prior to the Closing) to, or enter into or amend any severance or employment agreement with, any of its directors, officers or employees or adopt any new employee benefit plan or arrangement of any type;

                  (e) sell or dispose of any assets (other than real estate owned by Banyan) or incur any liabilities, in either case in excess of $10,000 in the aggregate, other than deposit liabilities acquired in the ordinary course of its business consistent with past practices and policies;

                  (f) make any capital expenditure in excess of (i) $5,000 per project or related series of projects or (ii) $25,000 in the aggregate;

                  (g) file any applications or make any contract with respect to branching or site location or relocation;

                  (h) engage in any transactions with its directors or officers, other than the Oakland Park REO, the Sunday House mortgage and loans which Banyan makes to such parties in the ordinary course of business;

                  (i) take any action, except as may be required by law, regulation or judicial order, which could prevent the Merger;

                  (j) enter into or renew any employment or consulting agreement or amend or otherwise modify any existing employment or consulting agreements;

                  (k) increase the compensation or benefits of any of its employees, officers or directors or pay any bonuses, directly or indirectly, to any such persons;

                  (l)      enter into, amend or renew any real estate lease;

                  (m)      enter into, amend or renew any equipment lease;

                  (n) enter into any agreement not terminable at will by it which requires the payment by it of an aggregate amount in excess of $10,000;

                  (o)      knowingly waive any material right;

                  (p) incur any material indebtedness for money owed, other than in the ordinary course;

                  (q) mortgage, pledge or subject to any charge, lien, claim or encumbrance any of its assets;

                  (r) make any material change in its accounting methods or practices;

                  (s) amend or modify any employee retirement plans or increase the amount of contributions to such plans; or

                  (t)      agree or obligate itself to do any of the foregoing.

                  4.5 CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, Sellers shall cause Banyan to promptly advise Republic in writing of any information or fact that would make any representation or warranty or any statement in this Agreement or in the Schedules not true and correct if such information or fact had been known when the representation, warranty or statement was made. Republic shall have 10 days from receipt thereof to terminate this Agreement in accordance with Section 8.3 hereof (without regard to the 15-day cure period provided in Section 8.3(c) hereof) or else such right to terminate, as a result of the information disclosed in the writing, shall be deemed waived.

                  4.6 COOPERATION WITH REPUBLIC. Sellers agree to cause Banyan to cooperate with Republic in the preparation of all applications and regulatory filings and will furnish promptly upon written request all documents, information, financial statements or other materials as may be required in order to complete such applications.

                  4.7 FUTURE FINANCIAL STATEMENTS. Sellers shall cause Banyan to deliver to Republic, within 20 days after the end of each calendar month from the month of July 1995 through the Closing Date, its unaudited statements of financial condition as of the end of such month and its statements of operations for the period from January 1, 1995 through the month then ended. All of the financial statements hereinabove referred to in this Section 4.7 are hereinafter referred to as the "Future Financial Statements". The Future Financial Statements shall be prepared in accordance with GAAP on a basis consistent with the Interim Statements. The Future Financial Statements so delivered after the date hereof shall be accompanied by a certificate of a duly authorized officer certifying that, to the best of his knowledge, such statements are complete, true and accurate and that they have been prepared in accordance with GAAP, and on a basis consistent with the Interim Statements.

                  4.8 OBSERVER AT MEETINGS. Unless prohibited by law, Sellers agree to cause Banyan to permit the President and/or Executive Vice President of Republic to attend, as an observer, all meetings of its shareholders, Board of Directors and committees of the Board of Directors, including loan committees, which may be held from the date hereof through the Closing. Sellers shall cause Banyan to provide Republic with the same notice of all such meetings which is given to shareholders or directors, as the case may be, and with copies of all materials and documents distributed at such meetings. Republic shall maintain the strict confidentiality of all matters observed at such meetings; provided, however, Republic may discuss such matters with officers, directors, legal counsel and advisors of Republic and may disclose such matters publicly if obligated to do so by law.

                                    ARTICLE V

                              COVENANTS OF REPUBLIC

                  5.1 PURSUIT OF APPROVALS. Republic will use its best efforts to obtain all necessary government approvals and any other regulatory approvals which may be required and to do all other things which are or may be necessary to consummate the Purchase and the Merger and will cooperate with Banyan in the preparation of all applications and will furnish promptly upon written request all documents, information, financial statements or other materials as may be required in order to complete such applications. Banyan will be provided the opportunity to review and approve in advance all information relating to it which appears in any filing made with, or written material submitted to any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  5.2 PUBLIC OFFERING. The parties acknowledge that RSFC will be using its best efforts to prepare and file a registration statement on Form S-2 under the Securities Act of 1933 to register an underwritten public offering of equity securities in an aggregate amount, net of estimated commissions, discount, fees and expenses of the offering, of not less than $10,000,000 and to pursue effectiveness of the registration statement and closing of the offering; provided, however, that RSFC shall not be obligated to pursue such effectiveness or to make the offering in the event RSFC, in its sole judgment, determines that, at the time RSFC is to enter into a firm commitment underwriting agreement for such public offering, the price per share of securities to be offered by RSFC, the discount and terms offered by RSFC's underwriter or general market conditions are not in the best interests of Republic's existing shareholders. Sellers agree to cause Banyan to provide, and to engage McGladrey & Pullen to provide (at RSFC's expense), such financial and other information and consents, in a timely fashion, as RSFC or RSFC's underwriters or counsel deems appropriate with respect to Banyan for use in such registration statement.

                                   ARTICLE VI

                           CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF REPUBLIC AND SELLERS

                  The obligations of Republic and Sellers to close the Purchase are subject to the fulfillment prior to or at the Closing of the following conditions:

                  6.1 GOVERNMENT APPROVALS. (a) The receipt of all government approvals required to be received to consummate the Purchase and the Merger shall have been received, without the imposition of conditions which would, in the reasonable determination of Republic, (i) have a material adverse effect on the financial condition, properties, business or operations of Republic upon completion of the Merger, or
(ii) otherwise impair the value of Banyan to Republic; (b) such government approvals shall remain in effect; (c) all applicable statutory waiting or notice periods with respect to such government approvals shall have expired; and (d) all conditions and requirements prescribed by law or by such government approvals shall have been satisfied to the extent required prior to the Closing.

                  6.2 NO LITIGATION. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing consummation of the Purchase or the Merger; no suit, action or other proceeding shall be pending or, to the knowledge of any party hereto, threatened by any governmental body in which it is sought to restrain or prohibit the Purchase and the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Purchase and the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Republic or Sellers determine in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Purchase and the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Purchase and the Merger or to have a material adverse effect on the business or financial condition of such party.

                  6.3 AUTHORITY TO CLOSE. Republic shall have furnished the Principals with such certificates of its officers, an opinion of counsel to Republic (such opinion to be as to Republic to the same extent as set forth in Section 7.7 as to Banyan) and such documents, as the Principals may reasonably request, to confirm that all governmental, Board of Director and shareholder approvals necessary for Republic to consummate the Purchase and the Merger have been obtained and that the Purchase does not violate its Articles of Incorporation, Bylaws or applicable contract provisions.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF REPUBLIC

                  The obligation of Republic to close the Purchase is subject to the fulfillment of each of the following conditions prior to or at the Closing, or waiver thereof by Republic:

                  7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the obligations of Banyan and Sellers required to be performed by it or them at or prior to the Closing pursuant to the terms of this Agreement, including pursuant to Section 10.1 hereof, shall have been duly performed and complied with in all material respects and the representations and warranties of the Principals contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing as though made at and as of the Closing, except for those representations and warranties specifically relating to a time or times other than the Closing which shall be true and correct in all material respects at such time or times and except for changes permitted by this Agreement with the same force and effect as if made at and as of the Closing.

                  7.2 MATERIAL CHANGE. There shall not have occurred a material adverse change in Banyan, its business, financial condition or prospects since December 31, 1994.

                  7.3 FINANCIAL CONDITIONS. The interim consolidated balance sheet of Banyan for the calendar month end immediately prior to the Closing Date, and as of the Closing Date, shall reflect total assets of not less than $45,000,000, classified assets of not more than $900,000, allowance for loan losses of not less than 1% of total assets and non-performing assets of not more than 1% of total assets.

                  7.4 100% PURCHASE. All, and not less than all, of the Shares shall be tendered for purchase by Republic at the Closing. Republic shall not be obligated to purchase any of the Shares if, for any reason (whether or not within the control of any Seller), one or more of the Shares is not available for purchase by Republic at the Closing. Each of the holders of options to purchase shares of Banyan Common Stock, as described on Schedule 2.2 hereof, shall have terminated and surrendered his or her options and executed and delivered to Banyan and Republic a full release of all claims of every kind and nature which he or she may have with respect to all such options.

                  7.5 PUBLIC OFFERING. The RSFC underwritten public offering referred to in Section 5.2 hereof shall have closed and RSFC shall have received net proceeds thereof of not less than $10,000,000.

                  7.6 ACCOUNTANTS' COMFORT LETTER. Republic shall have received the letter of McGladrey & Pullen, dated the Closing Date, to the effect that, based on agreed-upon procedures, nothing has come to their attention which would cause them to believe that the Tangible Equity, total assets, classified assets and non-performing assets of Banyan as of the calendar month ended prior to the Closing Date are not as reported by Banyan.

                  7.7 OPINION OF COUNSEL. Republic shall have received at the Closing an opinion, in form and substance reasonably satisfactory to counsel to Republic, dated the date of the Closing, of counsel to Sellers and Banyan acceptable to Republic, to the effect that:

                  (a) Banyan is a Florida chartered state bank duly organized and validly existing under the laws of Florida and in good standing with the State of Florida and the FDIC, and is duly qualified to do business in each jurisdiction in which qualification is necessary. Banyan has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct its business under applicable state and federal laws and regulations.

                  (b) The authorized capital stock of Banyan conforms to the description thereof contained in Section 2.2 of this Agreement. All of the outstanding shares of Banyan Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of Banyan have no preemptive or other rights with respect to any shares of the capital stock of Banyan. Banyan is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, the Banyan Common Stock or other security exercisable or convertible into any capital stock of Banyan.

                  (c) The execution, delivery and performance of this Agreement by Banyan and consummation of the Purchase have been duly authorized and approved by all requisite action of Banyan's Board of Directors and its shareholders, if any. This Agreement has been duly executed and delivered by, and constitutes valid and binding obligations of Sellers, enforceable against each in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws generally affecting the enforcement of creditors' rights and by general principles of equity. The consummation of the transactions contemplated by this Agreement and the Closing the Purchase will not result in any breach or violation of any provisions of its Articles of Incorporation or Bylaws, result in a breach or violation of, or default under, any judgment, decree, mortgage, agreement, indenture or other instrument material to the business or financial condition of Banyan, violate any statute, rule or regulation applicable to Banyan which would have a material adverse effect on the business or financial condition of Banyan.

                  (d) All approvals, consents and authorizations required to permit the performance by Banyan of its obligations under this Agreement and consummation of the transactions herein contemplated have been obtained (whether from governmental authorities or other persons).

                  (e) Except as disclosed in such opinion, to the knowledge of such counsel after due investigation, there is neither any litigation, proceeding or governmental investigation pending or threatened that challenges the validity or legality of the transactions contemplated by this Agreement or the Purchase or which seeks or threatens to restrain, enjoin or prohibit consummation of such transaction, nor any litigation, proceeding, or governmental investigation pending or threatened against or relating to Banyan or its respective properties or business, or the transactions contemplated by this Agreement, which will result in any liability material to the business or financial condition of Banyan.

                  7.8 OFFICERS' CERTIFICATES. The Principals shall have furnished Republic with such certificates of themselves or others and such other documents to evidence the fulfillment of the conditions set forth in this
Article VII as Republic may reasonably request, including certification of the names, addresses and numbers of shares of Banyan Common Stock held by Banyan shareholders of record as of the Closing.

                  7.9 CONSENTS. Republic shall have received all necessary consents to the transactions contemplated herein, including the Merger, required by any agreement material to the operation or conduct of business of Banyan.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by mutual written consent of Republic and the Principals.

                  8.2 TERMINATION BY SELLERS. The Principals may terminate this Agreement on behalf of Sellers by written notice to Republic, at any time prior to the Closing, if (a) any event occurs such that a material condition set forth in Article VI hereof which must be fulfilled before Sellers are obligated to consummate the Purchase cannot be fulfilled (other than by reason of Sellers' failure to comply with their obligations hereunder) and nonfulfillment is not waived, expressly or by implication, by the Principals; or (b) there shall have been a material default under or a material breach or Republic's covenants hereunder. The

Principals may also terminate this Agreement at any time after 12:00 midnight, local time, February 29, 1996 (except as otherwise provided in Section 1.5 hereof), if all the conditions precedent to its obligations to effect the Purchase shall not have been fulfilled by reason other than Sellers' failure to comply with their obligations hereunder and the Closing shall not have been effected on or prior to such date.

                  8.3 TERMINATION BY REPUBLIC. Republic may terminate this Agreement by written notice to the Principals at any time prior to October 15, 1995, if as a result of the review by Republic of Banyan's loan portfolio, assets, liabilities, books, records, business and prospects, Republic, in its sole discretion, determines that the acquisition of Banyan by Republic is not desirable or in the best interests of Republic's shareholders. Republic may terminate this Agreement by written notice to the Principals at any time prior to the Closing, if (a) any event occurs such that a condition set forth in Articles VI or VII hereof which must be fulfilled before Republic is obligated to consummate the Closing or cannot be fulfilled (other than by reason of Republic's failure to comply with its obligations hereunder) and nonfulfillment is not waived by Republic; (b) there shall have been a material default under or a material breach of Seller's covenants hereunder; or (c) any representation or warranty of Sellers shall no longer be true and correct as of any date and remains not true and correct 15 days after notice thereof is given to the Principals. Republic may also terminate this Agreement at any time after 12:00 midnight, local time, February 29, 1996 (except as otherwise provided in Section
1.5 hereof), if all the conditions precedent to their obligations to effect the Closing shall not have been fulfilled by reason other than Republic's failure to comply with its obligations hereunder and the Closing shall not have been effected on or prior to such date.

                  8.4 EFFECT OF TERMINATION. If this Agreement is terminated, this Agreement, except for this Section 8.4, which shall remain in full force and effect, shall no longer be of any force or effect and there shall be no liability hereunder on the part of any party or its directors, officers or shareholders; provided that (i) if such termination results from breaches by Sellers or the Principals of any representation, warranty or covenant hereunder, then the Principals shall pay Republic liquidated damages in the amount of $100,000 and (ii) if such termination results from breaches by Republic of any representation or warranty or covenant hereunder, then RSFC and/or Republic shall pay Sellers, pro rata, liquidated damages in the amount of $100,000. Each of the parties hereto acknowledges and agrees that the actual amount of damages suffered by him or it as a result of any such termination (including lost opportunity costs) cannot be precisely calculated, that, in any event, the amount of such actual damages suffered is less than the amount of liquidated damages provided for in this Section 8.4 and that such amount of liquidated damages is fair. The parties agree that the failure of RSFC to consummate the public offering referred to in Section 5.2 hereof shall be deemed sufficient cause for the Principals to terminate this Agreement in accordance with the last sentence of Section 8.3 hereof, but shall not be deemed a breach resulting in liquidated damages being payable to Sellers pursuant to this Section 8.4

                  8.5 EXTENSION OR WAIVER. At any time prior to the Closing, either Republic or the Principals may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party hereto for any such extension or waiver shall only be valid if set forth in a writing signed on behalf of such party.

                                   ARTICLE IX

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

                  9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that the representations, warranties and covenants made by the Principals, RSFC and Republic herein shall survive the Closing for a period of one year from the Closing Date (the "Survival Period").

                  9.2 INDEMNIFICATION BY THE PRINCIPALS. Subject to the Closing having occurred and the limitations of Section 9.5, each Principal hereby agrees, jointly and severally, to protect, defend, indemnify and hold harmless RSFC and Republic, and their successors and assigns, officers, directors, shareholders and employees, representatives and agents (each, a "Purchaser Indemnitee") from and against any and all demand, obligation, claim, loss, expense, tax, legal action, judgment or damage and any interest or penalties thereon ("Loss") suffered by a Purchaser Indemnitee in connection with or arising out of or resulting from or incident to the following (which Loss shall include, without limitation, costs and expenses of defending against the threat of such Loss):

                  (a) any breach of any of the representations or warranties of, or of any covenants or agreements made by, the Principals contained in this Agreement and/or in any Schedule hereto or document delivered in connection herewith; provided that a Loss shall be deemed to have been suffered only if any such breach of a representation or warranty be in regard to facts or circumstances to the knowledge of a Principal; and

                  (b) any suit, action, investigation, inquiry or other proceeding brought by a Seller, whether instituted before or after the Closing which seeks to restrain or prohibit, or questions the validity or legality of, or otherwise challenges the transactions contemplated hereby.

                  9.3 INDEMNIFICATION BY RSFC AND REPUBLIC. Subject to the Closing having occurred and the limitations of Section 9.5, each of RSFC and Republic hereby, jointly and severally, agree to protect, defend, indemnify and hold harmless each of the Sellers from and again any and all demand, obligation, claim, loss, expense, tax, legal action, judgment or damage and any interest or penalties thereon ("Loss") suffered by such Seller in connection with or arising out of or resulting from or incident to the following (which Loss shall include, without limitation, costs and expenses of defending against the threat of such
Loss):

                  (a) any breach of any of the representations or warranties of, or of any covenants or agreements made by, RSFC or Republic contained in this Agreement and/or in any Schedule hereto or document delivered in connection herewith; provided that a Loss shall be deemed to have been suffered only if any such breach of a representation or warranty be in regard to facts or circumstances to the knowledge of the President or Executive Vice President of RSFC or Republic; and

                  (b) any suit, action, investigation, inquiry or other proceeding brought by a shareholder of RSFC, whether instituted before or after the Closing which seeks to restrain or prohibit, or questions the validity or legality of, or otherwise challenges the transactions contemplated hereby.

                  9.4 CLAIMS PROCEDURE. In the case of any claim, demand, action or proceeding for which indemnification is sought pursuant to Section 9.2 or 9.3, the party or parties seeking indemnification (the "Indemnitee") shall promptly notify the party or parties against whom indemnification is sought ("Indemnitor") in writing of the existence and nature of such claim, demand, action or proceeding; provided, however, that no failure or delay by the Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold the Indemnitee harmless. If such claim, demand, action or proceeding is by a third Person (a "Claim"), the Indemnitee hereby agrees that it shall give Indemnitor a reasonable opportunity to defend the same or prosecute such action to conclusion or settlement satisfactory to Indemnitor at its sole cost and expense and with counsel of their own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld) and Indemnitor shall pay any resulting settlements, judgments or decrees; provided, however, that the Indemnitee shall at all times also have the right fully to participate in the defense at

Indemnitee's sole cost and expense so long as such participation occurs without hindering or impairing the defense of Indemnitor. If Indemnitor shall, within a reasonable time after said notice, fail to defend, the Indemnitee shall have the right, but not the obligation, and without waiving any rights against Indemnitor, to undertake the defense of, and, in its sole discretion, to compromise or settle the Claim on behalf, for the account, and at the risk and expense, of Indemnitor and shall be entitled to collect the amount of any settlement or judgment or decree and all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith. If the Claim is one that cannot by its nature be defended solely by Indemnitor, the Indemnitee shall make available all information and assistance that Indemnitor may reasonably request; provided, however, that any associated out-of-pocket expenses shall be paid by Indemnitor.

                  9.5      LIMITATIONS ON INDEMNIFICATION.

                  (a) The indemnification provisions contained in this Article IX shall survive the Closing; provided, however, that no indemnity Claim may be made under this Article IX unless the party seeking indemnification gives the other party notice of such Claim prior to the end of the Survival Period (as defined in Section 9.1 above). Notice of a Claim shall be considered to have been made timely under this Section
         9.5 with respect to any matter if, prior to the end of the Survival Period, the Indemnitee has given notice to Indemnitor of the general nature of facts or circumstances that Indemnitee reasonably believes may result in a Claim for indemnification under this Agreement, even if the Loss relating to such Claim occurs after the end of the Survival Period.

                  (b) Notwithstanding any other term or provision of this
         Article IX, no Indemnitor shall be required to indemnify for a Loss to the extent that such Loss has been reimbursed by the Indemnitee's actual receipt of insurance proceeds. In the event that insurance does not cover the full amount of the Loss, Indemnitor shall remain liable for the difference between the insurance payment as described above and the amount of the Loss, subject to the limitations set forth above.

                  (c) The maximum amount for which Martin J. Hasey shall be liable pursuant to this Article IX shall be equal to the Cash Amount paid at the Closing for 64,058 Shares. The maximum amount for which William J. Hasey shall be liable pursuant to this Article IX shall be equal to the Cash Amount paid at the Closing for 114,800 Shares.

                  (d) No Indemnitor shall be obligated to pay any amount under this Article IX until the total amount of Loss suffered by the Indemnitee shall exceed $30,000.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 SELLERS DEPOSIT RELATIONSHIP. Sellers hereby covenant and agree to maintain certificates of deposit and/or savings and checking deposits with Banyan through the Closing, and with Republic for at least one year after the Closing, with an aggregate deposit balance of not less than $6,000,000. Each Seller acknowledges that the covenant and agreement contained in this Section
10.1 is a material inducement to, and a necessary precondition for, RSFC and Republic entering into this Agreement.

                  10.2 RELEASE OF MARTIN J. HASEY. In the event the Purchase and the Merger are duly consummated, RSFC and Republic (and Banyan, if the Merger is not consummated) agree that Martin J. Hasey shall be released of any liability he may have to Republic (as successor to Banyan) resulting from his negligence, errors and omissions acting in his capacity as general counsel to Banyan prior to the Closing Date, to the extent that such negligence, errors and omissions are not known to him to be errors and omissions as of the Closing Date.

                  10.3 EXPENSES. Whether or not the Purchase is consummated, each of the parties will pay all of its own legal, accounting and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement. Republic shall be responsible for all of the fees referred to in Section 5.2.

                  10.4 LEGAL FEES. In the event of litigation between any of the parties to this Agreement with respect to enforcement of the provisions hereof, the prevailing party in such litigation shall be entitled to recover its legal fees and expenses from the other party to such litigation.

                  10.5 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement supersedes all previous arrangements or understandings, whether written or oral, and contains the entire agreement of the parties, with respect to the subject matter hereof, except that the Confidentiality Agreement between Republic and Banyan shall remain in full force and effect. This Agreement may be modified, varied or otherwise amended only by a writing executed on behalf of each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought. No waiver, course of dealing, delay in acting or other purported waiver by any party of compliance with any provision of this Agreement shall be construed as a continuing waiver, or as a waiver of any subsequent breach, of any such provision or of any rights or remedies with respect thereto.

                  10.6 NOTICES. Any notice, request, election, or other communication required or permitted to be given by any party under any provision of this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by overnight courier or by facsimile transmission, to the following address, or to such other address as any party shall designate upon written notice to the other party pursuant to this Section 10.6:

                  If to Republic:

                         Republic Security Bank,
                         Federal Savings Bank
                         4400 Congress Avenue
                         West Palm Beach, Florida  33407
                         Facsimile No.:  407-881-9225

                         Attn:  Rudy E. Schupp, President
                                and Chairman of the Board

                  With a copy to:

                         John S. Fletcher, Esq.
                         Morgan, Lewis & Bockius
                         5300 First Union Financial Center
                         200 South Biscayne Boulevard
                         Miami, Florida  33131-2339
                         Facsimile No.:  305-579-0321

                  If to Sellers or any Principal:

                         Martin J. Hasey
                         c/o Banyan Bank
                         Suite 260
                         2500 North Military Trail
                         Boca Raton, Florida  33431
                         Facsimile No.:  407-494-6735

                  With a copy to:

                         John F. Flanigan, Esq.
                         Moyle, Flanigan, Katz, Fitzgerald
                         & Sheehan, P.A.
                         625 North Flagler Drive
                         West Palm Beach, Florida  33401
                         Facsimile No.:  407-659-1789

                  10.7 RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, but shall not be assignable by any party. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  10.8 FORM OF THIS AGREEMENT. Captions to the various provisions in this Agreement are for the convenience of the reader only and shall not be construed as affecting the meaning or interpretation of any provision of this Agreement. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender, when the context so requires. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

                  10.9 GOVERNING LAW. This Agreement has been entered into under, and shall be construed and enforced in accordance with, the laws of the State of Florida.

                  10.10 PUBLIC ANNOUNCEMENTS. Republic and the Principals shall each approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation.

                  10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed shall be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                     REPUBLIC SECURITY FINANCIAL
                                                     CORPORATION

                                                     By _______________________
                                                        Rudy E. Schupp,
                                                        President and
                                                        Chairman of the Board

[SEAL]

ATTEST:

----------------------
Richard J. Haskins,
Assistant Secretary

                                                     REPUBLIC SECURITY BANK,
                                                     FEDERAL SAVINGS BANK

                                                     By _______________________
                                                        Rudy E. Schupp,
                                                        President and
                                                        Chairman of the Board

[SEAL]

ATTEST:

----------------------
Jon L. Williams,
Assistant Secretary

                                                SELLERS:

                                                --------------------------
                                                Martin J. Hasey


                                                --------------------------
                                                William J. Hasey, Trustee
                                                U/D/T/ dated December 30, 1989

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                                --------------------------
                                                J. Patrick Lynch

                                                --------------------------
                                                Patricia K. Lynch

                                                --------------------------
                                                J. Patrick Lynch IRA

                                                --------------------------
                                                Colleen Hasey

                                                --------------------------
                                                Robert Fredrikson

                                                --------------------------
                                                William J. Hasey, Jr.

                                                --------------------------
                                                Catherine Hasey

                                                --------------------------
                                                Regina M. Hasey, Trustee
                                                U/D/T/ dated December 30, 1989

                                                --------------------------
                                                Martin J. Hasey Trust for the
                                                Benefit of Ryan M. Hasey

                                                --------------------------
                                                Martin J. Hasey Trust for the
                                                Benefit of Patrick M. Hasey

                                                --------------------------
                                                Martin J. Hasey Trust for the
                                                Benefit of Michael P. Hasey

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                              --------------------------
                                              Robert Fredrikson

                                              --------------------------
                                              Jean Fredrikson

                                              --------------------------
                                              Jean Fredrikson Trustee,
                                              Sharlene M. Fredrikson, UTAD 12/78


                                              --------------------------
                                              Jean Fredrikson Trustee,
                                              Deborah J. Fredrikson, UTAD 12/78


                                              --------------------------
                                              Jean Fredrikson Trustee,
                                              Lyn M. Frdrikson, UTAD 12/78

                                              --------------------------
                                              James V. Fazioli

                                              --------------------------
                                              Marilyn Fazioli Custodian for
                                              Robert A. Fazioli

                                              --------------------------
                                              Marilyn Fazioli Custodian for
                                              Laura J. Fazioli

                                              --------------------------
                                              James C. Fazioli

                                              --------------------------
                                              Marilyn Fazioli

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                              ----------------------------
                                              William J. Hasey, Jr.,
                                              Trustee for Christine Hasey

                                              ----------------------------
                                              William J. Hasey, Jr.,
                                              Trustee for Colleen Hasey

                                              ----------------------------
                                              Catherine L. Seydell Trust

                                              ----------------------------
                                              Catherine L. Seydell
                                              Trustee for William J. Seydell

                                              ----------------------------
                                              Catherine L. Seydell
                                              Trustee for Sandra Ann Seydell

                                              ----------------------------
                                              Jean Fredrikson Trustee,
                                              Sharlene M. Fredrikson, UTAD 12/89

                                              ----------------------------
                                              Jean Fredrikson Trustee,
                                              Deborah J. Fredrikson, UTAD 12/89


                                              ----------------------------
                                              Jean Fredrikson Trustee,
                                              Lyn M. Fredrikson, UTAD 12/89